SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2006

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

900 Bestgate Road, Suite 100, Annapolis, Maryland 21030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Share Repurchase Program

On February 14, 2006, the Board of Directors of FTI Consulting, Inc. (“FTI”) authorized increasing FTI’s share repurchase program from the remaining amount of approximately $24.7 million available under its previous authorization to up to $50.0 million. The share repurchase program authorizes FTI to repurchase shares of its common stock through open market or privately negotiated transactions. Currently, the Board has authorized FTI to make share repurchases through December 31, 2006. The program will continue to be funded with a combination of cash on hand or borrowings. The Press Release announcing the increase of the amount available for repurchases of FTI’s common stock to $50.0 million was filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: February 21, 2006	By:	/S/ THEODORE I. PINCUS
Theodore I. Pincus Executive Vice President and Chief Financial Officer